Salamon Group Announces Appointment of New Chief Executive Officer, President and Director

Las Vegas, Nevada, USA – December 10, 2010 – Effective December 7, 2010, Mr. John Salomon resigned as Salamon Group, Inc.’s (OTCBB: SLMU) Chief Executive Officer and President.  Mr. Michael Matvieshen was appointed Chief Executive Officer, President and Director of the Company.

The appointment was approved by the Board of Directors of the Company on December 7, 2010.

About Salamon Group Inc.

Salamon Group Inc. is a publicly traded independent "green" energy company with headquarters in Las Vegas, Nevada, USA and research operations in Vancouver, BC, Canada. Salamon was founded with the specific aim to become a leader in the development of patents relating to electricity generation, capture and transmission. Our aim is to partner with existing industry stakeholders to exploit the patent potential through licensing agreements while serving a growing target market with integrity and honesty. Salamon Group Inc. headquarters out of Las Vegas, with Vancouver offices and research engaged in Vancouver BC, Canada. Additional information may be found at www.salamongroup.com.

Salamon Group Inc.

Michael Matvieshen, Chief Executive Officer

Phone:  778-753-5675

Investor Relations

Michael Matvieshen, Chief Executive Officer

Phone: 778-753-5675

This release may contain forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as "expects," "plans," "estimates," "intends," "believes," "could," "might," "will" or variations of such words and phrases. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Salamon Group Inc. to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties which are described under the caption "Note Regarding Forward-looking Statements" and "Key Information - Risk Factors" and elsewhere in Salamon Group Inc.’s Annual Report for the fiscal year ended December 31, 2009 as filed on EDGAR at www.sec.gov. The risk factors identified in Salamon Group Inc. Annual Report are not intended to represent a complete list of factors that could affect Salamon Group Inc. Accordingly, readers should not place undue reliance on forward-looking statements. Salamon Group Inc. does not assume any obligation to update the forward-looking information contained in this press release.